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                                            Exhibit 1.1 - Underwriting Agreement



                          International Controls Corp.
                                  $165,000,000
                          % Senior Secured Notes Due 2002

            100,000 Units, each Unit consisting of $1,000 principal
                    amount of ___% Senior Subordinated Notes
                    Due 2004 and one Warrant to Purchase ___
                             Shares of Common Stock

                             UNDERWRITING AGREEMENT



                                                          ____________ ___, 1994

ALEX. BROWN & SONS INCORPORATED
SPP HAMBRO & CO.
c/o Alex. Brown & Sons Incorporated
787 7th Avenue
New York, NY 10019

Dear Sirs:

          International Controls Corp., a Florida corporation (the "Company"), proposes to sell to Alex. Brown & Sons Incorporated and SPP Hambro & Co. (the "Underwriters") an aggregate of (a) $165,000,000 principal amount of the Company's ___% Senior Secured Notes due 2002 (the "Senior Notes"), to be issued pursuant to the provisions of an indenture to be dated as of ____________, 1994 (the "Senior Note Indenture"), between the Company and First Fidelity Bank, National Association, as trustee (the "Senior Note Trustee"), and (b) 100,000 units (the "Units"), each Unit consisting of (i) $1,000 principal amount of the Company's ___% Senior Subordinated Notes Due 2004 (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"), to be issued pursuant to the provisions of an indenture to be dated as of ____________, 1994 (the "Senior Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures"), between the Company and Marine Midland Bank, as trustee (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Trustees"), and (ii) one warrant (the "Warrants") entitling the holder thereof to acquire __ shares of common stock of the Company, par value $.01 per share (the "Shares"), to be issued pursuant to the provisions of a warrant agreement to be dated as of ____________, 1994 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust


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Company, as warrant agent (the "Warrant Agent").  The Senior Notes, the Senior
Subordinated Notes and the Warrants are collectively referred to herein as the "Securities".

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (File No. 033-52255), including a prospectus relating to the Securities, which has been and is proposed to be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus."

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriters, acting severally and not jointly, agree to purchase from the Company (i) the respective principal amounts of Senior Notes set forth in
Schedule I opposite the name of such Underwriter at __% of the principal amount thereof (the "Senior Note Purchase Price") and (ii) the respective number of Units set forth in Schedule I opposite the name of such Underwriter at $____ per Unit (the "Unit Purchase Price" and, together with the Senior Note Purchase Price, the "Purchase Price"), plus, in each case, accrued interest on the Senior Notes and the Senior Subordinated Notes, respectively, from ____________, 1994, if any.

               The Senior Notes will be secured on an equal and ratable basis with the indebtedness incurred under the New Credit Facility (as defined herein) by a pledge of all of the outstanding capital stock of Great Dane Trailers, Inc. and Checker Motors Corporation (collectively, the "Collateral") pursuant to a pledge and intercreditor agreement to be dated as of _____, 1994 (the "Pledge Agreement") between the Company, the Senior Note Trustee and NBD Bank, N.A., as collateral agent (the "Collateral Agent"), as amended from time to time as permitted thereby, providing for such security interest in the Collateral for the benefit of the holders of the Senior Notes. This Agreement, the Notes, the Warrants, the Indentures, the Warrant Agreement, the Pledge Agreement, the Escrow Agreement (as defined herein) and the New Credit Facility are hereinafter sometimes referred to collectively as the "Operative Documents."

          3. TERMS OF PUBLIC OFFERING. The Company is advised by the Underwriters that the Underwriters propose (i) to make a public offering of the Securities as soon after the effective date of the Registration Statement as in the Underwriters'


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judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          4. DELIVERY AND PAYMENT. Delivery to the Underwriters of, and payment for, the Securities shall be made at 10:00 A.M., New York City time, on the fifth business day (the "Closing Date") following the date of the initial public offering thereof, at the offices of Alex. Brown & Sons Incorporated, 787 7th Avenue, New York, New York 10019 or at such other place as the Underwriters shall designate. (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between the Underwriters and the Company.

               Certificates for the Securities shall be registered in such names and issued in such denominations as the Underwriters shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to the Underwriters for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to the Underwriters on the Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriters, against payment of the Purchase Price therefor by wire or book transfer to an account or accounts specified in writing by notice to the Underwriters from the Company no later than two full business days prior to the Closing Date.

          5.   AGREEMENTS OF THE COMPANY.  The Company agrees with the
Underwriters:

               (a) As soon as practicable after the execution and delivery of this Agreement, to (i) file an amendment to the Registration Statement or
     (ii) comply with the provisions of Rule 430A of the Act and file the final prospectus under Rule 424 of the Act and to use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

               (b) To advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any


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     event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               (c) To furnish to the Underwriters, without charge, such number of signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriters may reasonably request.

               (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause the same to become promptly effective.

               (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, to furnish to the Underwriters and each dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriters or such dealer may reasonably request.

               (f) If during the period specified in paragraph (e) above any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances under which they are made, be misleading, or so that the Prospectus will comply with the Act.


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               (g)   Prior to any public offering of the Securities, to
     cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED that, in connection therewith, the Company shall not be required to file as a foreign corporation or to file a general consent to service of process, or to take any action which would subject it to a general service of process, in any jurisdiction where it is not now so subject.

               (h) To mail and make generally available to its securityholders as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least twelve consecutive months commencing no later than 90 days after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) and Rule 158 of the Act, and to advise the Underwriters in writing when such statement has been so made available.

               (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Senior Notes, the Senior Subordinated Notes and the Warrants, a financial report of the Company and its Subsidiaries (as defined herein) on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (j) During the period referred to in paragraph (i) above, to furnish to each of the Underwriters as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of securities of the Company or filed with the Commission and such other publicly


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     available information concerning the Company and its Subsidiaries as the
     Underwriters may reasonably request.

               (k)   To pay all costs, expenses, fees and taxes incident to
     (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) above, (iii) the preparation, printing and delivery of the Operative Documents and the filing of the Indentures under the Trust Indenture Act, as amended (the "Trust Indenture Act"), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto (it being hereby agreed that such fees are to be paid on the Closing Date in next day funds), (v) filings with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (vi) creating and perfecting a security interest in the Collateral in favor of the Collateral Agent pursuant to the Pledge Agreement and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

               (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

               (m) To use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds," including executing an Escrow Deposit Agreement substantially in the form heretofore provided by the Underwriters (the "Escrow Agreement") and depositing the funds contemplated thereby with the Agent thereunder for the purposes described therein.

               (n) During the period when the Prospectus is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, subsequent to the time the Registration Statement becomes effective.


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               (o)   If the Company has elected to rely upon Rule 430A under the
     Act, to take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Act was received for filing by the Commission and, in the event that it was not, to promptly file such prospectus.

               (p) Except as contemplated by this Agreement, prior to the expiration of 90 days after the date of the Prospectus, not to issue, offer to sell, grant any option for the sale of, or otherwise dispose of any debt securities of the Company, Shares or securities convertible, exercisable or exchangeable into Shares in a public offering (including any offering under Rule 144A under the Act), other than with the Underwriters' written consent.

          6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters that:

               (a) (i) The Registration Statement and any amendments thereto complied as of their respective dates, as of the date hereof comply and on the Closing Date will comply, in all material respects, with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to (A) statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters specifically for use therein or (B) that part of the Registration Statement that constitutes the respective statements of eligibility and qualification (Form T-1) of the Trustees under the Trust Indenture Act; and (iii) the Commission has not issued an order preventing or suspending the use of any preliminary prospectus relating to the offering of the Securities nor instituted proceedings for that purpose.

               (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as described in the


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     Prospectus and to own, lease and operate its properties; the Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries (as defined in paragraph (d) below), considered as one enterprise.

               (d) Each corporation at least 50% of whose securities having ordinary voting power (other than securities having such voting power only by reason of the happening of a contingency) are directly or indirectly owned by the Company, and each partnership or joint venture (a "partnership") at least 50% of the equity ownership of which is directly or indirectly owned by the Company, or of which the Company directly or indirectly controls the controlling general partner, whether in the form of a general, special or limited partnership (each such corporation or other entity, a "Subsidiary") has been duly incorporated (in the case of corporate Subsidiaries) or duly formed (in the case of partnership Subsidiaries) and is validly existing as a corporation in good standing or is validly existing as a partnership, as the case may be, under the laws of its jurisdiction of organization, with the corporate power or partnership power, as the case may be, and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and each is duly qualified to do business as a foreign corporation in good standing or as a foreign partnership, as the case may be, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or conduct of business, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

               (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures and the other Operative Documents and to issue, sell and deliver the Securities to the Underwriters as provided herein.

               (f) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company had, at the date of the Prospectus, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

               (g) All of the issued and outstanding shares of capital stock of each of the Company's corporate Subsidiaries have been duly authorized and are


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     fully paid and non-assessable and all such shares and each of the equity interests in the Company's partnership Subsidiaries are validly issued and, except for a 10% equity interest of South Charleston Stamping & Manufacturing Company and directors' qualifying shares of American Country Insurance Company, are owned by the Company directly or through one or more Subsidiaries of the Company, free and clear of any security interest, charge, claim, lien, encumbrance or adverse interest of any nature, except for the security interests created by the Operative Documents, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding except for those created by the Operative Documents.

               (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (i) The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Warrant Agent, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
     (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The Warrant Agreement conforms in all material respects to the description thereof contained in the Prospectus.

               (j) The Warrants have been duly authorized by the Company and, when duly executed, issued and delivered by the Company and duly countersigned by the Warrant Agent in the manner provided for in the Warrant Agreement and delivered to the Underwriters against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The Warrants and the Shares


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     conform in all material respects to the descriptions thereof contained in the Prospectus.

               (k) The Company has duly reserved such number of authorized and unissued Shares deliverable upon exercise of the Warrants as is sufficient to permit the exercise in full of the Warrants. All Shares issued upon exercise of the Warrants, when issued in accordance with the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, and none of such Shares will be subject to any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

               (l) The Pledge Agreement has been duly authorized and, when executed and delivered by the Company, the Senior Note Trustee and the Collateral Agent, will constitute a valid and legally binding instrument, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; the Company is the sole beneficial owner of the Collateral and no Lien (as defined in the Senior Note Indenture) exists upon such Collateral (and no right or option to acquire the same exists in favor of any other person or entity), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the holders of the Senior Notes and the lenders under the New Credit Facility to be created or provided for in the Pledge Agreement, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral.

               (m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally; (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) rights to indemnity and contribution hereunder may be limited by applicable law.

               (n) The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, have been duly authorized, and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable in accordance with their terms, except as
     (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


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               (o)   The Notes conform in all material respects to the
     descriptions thereof contained in the Prospectus.

               (p) Neither the Company nor any of its Subsidiaries is in violation of its charter or governing document, as the case may be, or its by-laws (if any) or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, considered as one enterprise, to which the Company or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries or their respective property is bound except for defaults for which waivers, consents or agreement modifications have been obtained.

               (q) The execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (i) will not require any consent, approval, authorization or other order of any federal, state, foreign or other court, regulatory body, administrative agency or other governmental body or authority (except such as may be required under the Act, the securities or Blue Sky laws of the various states or the by-laws of the NASD) or, if so required, all such consents, approvals, authorizations and orders, have been obtained and are in full force and effect, (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or governing documents, as the case may be, or by-laws (if any) of the Company or any of its Subsidiaries, or any material agreement, indenture or other instrument to which it or any of them is a party or by which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective assets or property is bound or (iii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Subsidiaries or their respective property.

               (r) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject that are required to be described in the Registration Statement and are not so described, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

               (s) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or

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     wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder except where any such violations would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

               (t) The Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except for the security interests created by the Operative Documents and except liens for taxes not yet due and payable and other liens not material to the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, to all property and assets described in the Registration Statement as being owned by the Company or its Subsidiaries or by any of the Company's predecessors. All leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, except for defaults that will not result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee or an assignee of a lessee with such exceptions as do not materially interfere with the use made of such leased property by the Company or its Subsidiaries.

               (u) The Company and its Subsidiaries have in effect with insurers of recognized financial responsibility insurance against such losses and risks and in amounts the Company reasonably believes are adequate in light of the business conducted by the Company and its Subsidiaries and the properties owned by them.

               (v) Ernst & Young, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Company as required by the Act.

               (w) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The other financial information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and regulations with respect thereto, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (x) The Company and each of its Subsidiaries have such permits, licenses, franchises, trademarks and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus; the Company and each of its Subsidiaries have fulfilled and performed all of their material obligations with respect to Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Permit, except for any such impairments which would not, singly or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise; and, except as described in the Prospectus, the Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries, considered as one enterprise.

               (y) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
     (ii) any transaction entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, that could have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on the Shares. The Company and its subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

               (z) Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other patented and/or unpatented proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such Intellectual Property would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

               (aa) No labor disturbance, strike or slowdown exists with the employees of the Company or any of its Subsidiaries or to its knowledge is imminent, which, individually or in the aggregate, has or would have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise.

               (bb) The Company and its Subsidiaries each have filed all federal, state and foreign income or other tax returns which have been required to be filed and have paid all taxes indicated by said returns to be due and all assessments received by them or any of them to the extent such taxes have become due and are not being contested in good faith (with proper reserves in accordance with generally accepted accounting principles for any such taxes being so contested).

               (cc) The Company and its Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

               (dd) The Company is, and immediately after the Closing Date and the application of the proceeds of the offering of the Securities as described under the caption "Use of Proceeds" in the Registration Statement and the Prospectus will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company,
     (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company does not have unreasonably small capital.

               (ee) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (ff) No holder of any security of the Company has any right to have any Shares or other securities of the Company included in the Registration Statement or any right, as a result of the filing of the Registration Statement, to require registration of any Shares or any other security of the Company under the Act.

               (gg) The Company has delivered to the Underwriters a true and correct executed copy of the loan and security agreement and the related documents between the Company and NBD Bank, N.A. concerning a five-year term loan facility of $50 million and a five-year revolving credit facility of up to $95 million entered into concurrently with the execution of this Agreement, including the related agreements which appear as exhibits thereto, and all schedules thereto (collectively, the "New Credit Facility"). Each such document has been duly and validly authorized by the Company, and when duly executed and delivered by the Company (assuming due execution and delivery thereof by the other parties thereto), will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) that the availability of equitable remedies may be limited by equitable principles of general applicability. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the other Operative Documents) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indentures, the New Credit Facility or any other indebtedness of the Company. The New Credit Facility, when executed and delivered, will conform in all material respects to the description thereof in the Prospectus and Registration Statement.

               (hh) The Company and its affiliates do not do business with the government of Cuba or with any person or affiliate located in Cuba.

               (ii) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company or any of its Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

          7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto or (ii) the omission or alleged omission to state (A) with respect to the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) with respect to the Registration Statement or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, however, that the Company will not be liable to an Underwriter or such controlling person of that Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof; and FURTHER PROVIDED that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or controlling person of such Underwriter, if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus, as amended or supplemented) at or prior to the written confirmation of the sale of such Securities by such Underwriter to such person where such delivery of the Prospectus (or the Prospectus, as amended or supplemented) is required by the Act, unless such failure to deliver was a result of its failure to deliver the Prospectus to such Underwriter, and if the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus, as amended or supplemented). This indemnity agreement is in addition to any liability which the Company may otherwise have.

               (b) The Underwriters agree, severally and not jointly, that they will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state (A) with respect to the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) with respect to the Registration Statement or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, however, that an Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through such Underwriter specifically for use in the preparation thereof. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party or Parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that unless representation of more than one Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than [30][60] business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement [other than with respect to requests for reimbursement of an Indemnified Party contested in good faith] [the Company requests either 60 days above or this language here]. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an Indemnified Party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 7(c) above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (b) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of its securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

               (d) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its Subsidiaries, considered as one enterprise, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus and (iii) the Company and its Subsidiaries shall not have any liability or obligation, direct or contingent, which is material to the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, other than those reflected in the Registration Statement and the Prospectus.

               (e) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Hutton, Ingram, Yuzek, Gainen, Carroll & Bertolotti, counsel for the Company, to the effect that:

                      (i) The Company and each corporate Subsidiary of the Company listed on Schedule II hereto have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, and each of its partnership Subsidiaries listed on Schedule II hereto is validly existing as a general or limited partnership under the laws of its jurisdiction of organization (each Subsidiary listed on Schedule II hereto, a "Significant Subsidiary"), and each has the corporate power or partnership power, as the case may be, and authority required to carry on its business as described in the Prospectus and to own and lease its properties;

                     (ii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents. The Company has the requisite corporate power and authority to issue, sell and deliver the Securities to the Underwriters as provided herein;

                    (iii) Each of the Company and its Significant Subsidiaries is duly qualified and in good standing as a foreign corporation or as a foreign partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise;

                     (iv) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemeptive or similar rights. The Company had, at the date of the Prospectus, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus;

                      (v) All of the issued and outstanding shares of capital stock of each of the Company's corporate Significant Subsidiaries have been duly and validly authorized and are fully paid and non-assessable and to the knowledge of such counsel all such shares and each of the equity interests in the Company's partnership Significant Subsidiaries are validly issued and, except for a 10% equity interest of South Charleston Stamping & Manufacturing Company and directors' qualifying shares of American Country Insurance Company, are owned by the Company free and clear of any security interest, charge, claim, lien, encumbrance or adverse interest of any nature except for the security interests created by the Operative Documents, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding except for those created by the Operative Documents;

                     (vi) The execution, delivery and performance of this Agreement and the other Operative Documents and the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities), will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, the securities or Blue Sky laws of the various states or the by-laws of the NASD) or, if so required, all such consents, approvals, authorizations and orders have been obtained and are in full force and effect and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Significant Subsidiaries, or assuming application of the proceeds of the sale of the Securities and of the initial borrowing under the New Credit Facility in accordance with the section entitled "Use of Proceeds" in the Registration Statement, any agreement, indenture or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries or any of their respective properties is bound and which is listed on Schedule III hereto, which schedule, according to a certificate of the Company dated as of the date hereof, contains all agreements, indentures or instruments material to the business of the Company, considered as one enterprise, or violate or conflict with any material laws, administrative regulations or rulings or court decrees applicable to the Company or any of the Significant Subsidiaries or their respective properties;

                    (vii) The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
          (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                   (viii) The Notes have been duly authorized, and when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (ix) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

                      (x) The Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Warrant Agent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (xi) The Warrants have been duly authorized, executed, issued and delivered by the Company and, assuming due countersignature thereof by the Warrant Agent, the Warrants constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availiability of equitable remedies may be limited by equitable principles of general applicability;

                    (xii) All Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, and when issued and delivered upon such exercise in accordance with the Warrant Agreement, will be duly authorized and validly issued and will be fully paid and non-assessable; and none of such shares are presently subject to preemptive rights of any stockholder of the Company;

                   (xiii) The Company has duly and validly authorized, executed and delivered the Pledge Agreement, and (assuming the due authorization, execution and delivery thereof by the Collateral Agent) the Pledge Agreement is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and
          (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                    (xiv) The Pledge Agreement, together with delivery to the Collateral Agent on the date hereof in pledge under the Pledge Agreement of the certificates evidencing the Collateral, creates under the Uniform Commercial Code of the State of New York (the "UCC") in favor of the Senior Note Trustee for the benefit of the holders of the Senior Notes, as security for the obligations of the Company under the Senior Note Indenture, a valid and perfected security interest in all of the Company's right, title and interest in the Collateral.
          Assuming the Collateral Agent has taken delivery of the Collateral under the Pledge Agreement in good faith and without notice of any "adverse claim" (as defined in the UCC) in respect of any Collateral under the UCC, such perfected security interest in favor of the Senior Note Trustee under the Pledge Agreement in the Collateral has priority over any conflicting consensual security interest therein except for the security interest of the obligations under the New Credit Facility which shall rank PARI PASSU with the security interest in favor of the Senior Note Trustee;

                     (xv) The Registration Statement has become effective under the Act, and such counsel does not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceedings for that purpose under the Act;

                    (xvi)   The statements in the Prospectus under "Risk Factors
          - Impact of City Regulation and Expiration of Annual Limit on New Medallion Insurance", "Business - Legal Proceedings", "Management - Compensation Committee Interlocks and Insider Participation", "Certain Relationships and Related Transactions", "Description of New Credit Facility", "Description of Notes", "Description of Units", "Description of Warrants", "Description of Capital Stock" and the statements in Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                   (xvii) Such counsel does not know of any legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                  (xviii)   The Company is not an "investment company" or a
          company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (xix) To such counsel's actual knowledge, no holder of any security of the Company has any right to have any Shares or other securities of the Company included in the Registration Statement or any right, as a result of the filing of the Registration Statement, to require registration of any Shares or any other security of the Company under the Act;

                     (xx) The Registration Statement, the Prospectus and each supplement or amendment thereto (except for financial statements and notes thereto and other financial and statistical data included therein as to which no opinion need be expressed) appear on their face to be appropriately responsive as to form in all material respects with the Act; and

                    (xxi) To such counsel's actual knowledge, true and correct copies of the New Credit Facility have been delivered to the Underwriters. The Company has duly and validly authorized, executed and delivered the New Credit Facility, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) the New Credit Facility is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                     Such counsel will state that it has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement; however, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the

     Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement to the Prospectus, as of its respective date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and the notes thereto and the financial schedules and other financial data included in the Registration Statement or the Prospectus).

                     In rendering such opinion, counsel may rely (A) as to matters of fact, to the extent such counsel deems proper, on (1) the representations and warranties of the Company set forth in this Agreement, and (2) certificates of responsible officers of the Company and public officials; and (B) upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance reasonably satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

               (f) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, as to the matters referred to in clauses (vii), (viii), (ix), (x), (xi), (xii) and (xiii) of paragraph (e) above and to the further effect that the statements in the Prospectus under the captions "Description of Units," "Description of Warrants," "Description of Notes" and "Underwriting," insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

                     Hutton, Ingram, Yuzek, Gainen, Carroll & Bertolotti and Fried, Frank, Harris, Shriver & Jacobson may state their respective opinion, insofar as it relates to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, is made in reliance, to the extent specified in such opinion, upon the opinion or opinions of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to matters concerning the laws of the State of Florida, and an opinion or opinions (in form and substance satisfactory to Underwriters' counsel) of other counsel acceptable to Underwriters' counsel, admitted to practice in the governing jurisdiction, but is without independent check or verification except as specified, PROVIDED that a copy of all such opinions shall be attached to such counsel's opinion.

               (g) The Underwriters shall have received at or prior to the Closing Date from Fried, Frank, Harris, Shriver & Jacobson a memorandum or survey, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Company.

               (h) The Underwriters shall have received on the Closing Date a certificate or certificates of the President and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

                     (i)    confirmation of the matters set forth in paragraphs
          (a), (b), (c) and (d) of this Section 8.

                     (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed.

                     (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and the Prospectus were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (A) with respect to the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, and (B) with respect to the Registration Statement or any amendment or supplement thereto not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

               (i) The Underwriters shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Underwriters by Ernst & Young on the date of this Agreement.

               (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements contained herein and required to be performed or complied with by the Company at or prior to the Closing Date.

               (k) The Company shall have received all consents and approvals required such that the execution, delivery and performance of the Operative Documents will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any agreement filed as an Exhibit to the Registration Statement.

               (l) On the Closing Date, the Senior Note Trustee for the benefit of the holders of the Senior Notes shall have a perfected security interest in the Collateral to the extent provided in the Pledge Agreement, and the Underwriters shall have received on the Closing Date an executed copy of the Pledge Agreement.

               If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by notifying the Company of such termination in writing or by telegram or telecopy at or prior to the Closing Date.

               In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5(k), 7, 10 or otherwise expressly provided herein).

          9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission.

               This Agreement may be terminated by the Underwriters (A) by written notice to the Company at any time prior to the earlier of (i) the time the Securities are released by the Underwriters for sale or (ii) 11:30 A.M. on the first business day following the effectiveness of this Agreement; (B) at any time prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its Subsidiaries, considered as one enterprise, or the earnings, affairs, or business prospects of the Company or its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, which would, in the judgment of the Underwriters, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic or political conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Underwriters, is material and adverse and would, in the judgment of the Underwriters, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Underwriters materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its Subsidiaries, considered as one enterprise, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriters has a material adverse effect on the financial markets in the United States; or (C) as provided in Section 8 of this Agreement.

          10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

               (a) if to the Company, to International Controls Corp., 2016 North Pitcher Street, Kalamazoo, Michigan 49007, Attention: David R. Markin, President and Chief Executive Officer; and

               (b) if to the Underwriters, c/o Alex. Brown & Sons Incorporated, 787 7th Avenue, New York, New York 10019, Attention: High Yield Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

               The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

               If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

               Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Underwriters merely because of such purchase.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        INTERNATIONAL CONTROLS CORP.



                                        By:_____________________________
                                           Name:
                                           Title:



ALEX. BROWN & SONS INCORPORATED
SPP HAMBRO & CO.

By:  ALEX. BROWN & SONS INCORPORATED

By:___________________________________
   Name:
   Title:

                                   SCHEDULE I



                                                Senior Notes          Units
                                                ------------      -------------

Alex. Brown & Sons Incorporated                 $

SPP Hambro & Co.                                $

                                   SCHEDULE II

                           SIGNIFICANT SUBSIDIARIES OF
                           INTERNATIONAL CONTROLS CORP.

                                                  Jurisdiction of
Company Name(1)                                   Incorporation/Organization
- ------------                                      --------------------------

Checker Motors Corporation                        New Jersey
 Checkers Motors Co., L.P.                        Delaware
  American Country Insurance Company(2)           Illinois
 South Charleston Stamping &                      West Virginia
  Manufacturing Company(3)
Great Dane Trailers, Inc.                         Georgia
 Great Dane Trailers Nebraska, Inc.               Nebraska
 Great Dane Trailers Tennessee, Inc.              Tennessee
 Los Angeles Great Dane, Inc.                     Georgia



____________________
(1) The voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not so indented.

(2) American Country Insurance Company ("Country") is 99.96% owned by Checker Motor Co., L.P., and .04% owned by Country's directors.

(3) South Charleston Stamping and Manufacturing Company is 90% owned by Checker Motors Corporation and 10% owned by a nominee of Executive Life Insurance Company.

                                  SCHEDULE III

                              MATERIAL AGREEMENTS,
                            INDENTURES OR INSTRUMENTS













                                      -III-